Exhibit 10.19

FORM OF LOCK-UP AGREEMENT

[—], 2013

FBR Capital Markets & Co.

1001 Nineteenth Street North, 18th Floor

Arlington, Virginia 22209

Ladies and Gentlemen:

The undersigned understands and agrees as follows:

1. FBR Capital Markets & Co. (“FBR”) proposes to enter into a Purchase/Placement Agreement (the “Agreement”) with National General Holdings Corp. , a Delaware corporation (the “Company”), providing for (a) the initial purchase by FBR of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and the resale of such shares by FBR to certain eligible purchasers, (b) the direct sale by the Company of shares of its Common Stock to certain accredited investors, and (c) an option for FBR to purchase or place additional shares of Common Stock either for resale by FBR to certain eligible purchasers or for direct sale by the Company to certain accredited investors (all of such shares of Common Stock are collectively referred to as the “Shares” and the transactions referred to in (a), (b) and (c) above are collectively referred to as the “Offering”), in each case, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

2. In connection with the Offering and pursuant to the terms of a Registration Rights Agreement to be entered into in connection with the closing of the Offering, the Company has agreed to file with the Securities and Exchange Commission one or more registration statements providing for the resale of the Shares under the Securities Act (the “Registration Statement”).

3. recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of FBR (which consent may be withheld or delayed in FBR’s sole discretion), he, she or it will refrain during the period commencing on the date hereof and ending on the date that is 90 days after the effective date of the Registration Statement (such period, the “Restricted Period”), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company, or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned waives any right the undersigned may have pursuant to any instrument, agreement with the Company or otherwise (x) to have the undersigned’s shares of Common Stock or other securities registered under or pursuant to the

Registration Statement and (y) to cause the Company to file one or more registration statements with the Securities and Exchange Commission registering the resale of the undersigned’s shares of Common Stock or other securities under the Securities Act; provided that the waiver pursuant to this clause (y) shall terminate on the 181st day following the effectiveness of the Registration Statement.

Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s charter, the undersigned may transfer any securities of the Company (including, without limitation, Common Stock) as follows: (i) the exercise of any options held by the undersigned into shares of Common Stock, including any sale, transfer or disposition of any shares of Common Stock of the Company that may be deemed to occur as consideration of the payment of the exercise price of such options in connection with a “cashless exercise” or “net share settlement”; provided that the shares of Common Stock issued upon the exercise of such options shall be subject to the transfer restrictions set forth herein, (ii) the conversion of any shares of Series A Preferred Stock, par value $0.01 per share, of the Company into shares of Common Stock, provided that the shares of Common Stock so issued shall be subject to the transfer restrictions set forth herein, (iii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (v) as a distribution to stockholders, partners or members of the undersigned, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth herein; (vi) any transfer required under any benefit plans of the Company; (vii) as required by participants in the Company’s stock incentive plan in order to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock grants; (viii) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein; or (ix) with respect to sales of securities acquired after the Closing Time in the open market; provided that in the case of any such transfer contemplated by clauses (i)-(viii) a copy of the required agreement of the transferee or transferees is furnished immediately to FBR. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase shares of Common Stock on the open market or (ii) exercise any options or other convertible securities granted under any benefit plan of the Company (but not the sale or transfer of the shares of Common Stock issued upon exercise of such options or conversion of such securities).

If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

then, in each case, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or event. The undersigned may not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or FBR that the restrictions imposed by this agreement have expired.

4. The undersigned acknowledges that FBR is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Agreement and to continue its efforts in connection with the Offering.

5. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

6. This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,

Name:
Title:

(Address)